UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/06/2008

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 6, 2008, we publicly disseminated a press release announcing that the U.S. Food and Drug Administration (FDA) has approved a new, first line indication for Ranexa(R) (ranolazine extended-release tablets) for the treatment of chronic angina. The new labeling also provides information showing that Ranexa reduced arrhythmias including ventricular arrhythmias, new onset atrial fibrillation and a potentially dangerous slow heartbeat known as bradycardia in patients with coronary artery disease. In addition, the new labeling states that Ranexa reduces hemoglobin A1c (HbA1c) in patients with diabetes. According to the revised labeling, Ranexa is indicated for the treatment of chronic angina and may be used alone or in combination with traditional therapies for chronic angina, such as beta blockers, calcium channel blockers and nitrates, and common cardio-protective treatments for cardiovascular disease such as anti-platelet therapy, lipid-lowering therapy, ACE inhibitors and angiotensin receptor blockers.

The foregoing description is qualified in its entirety by reference to our press release dated November 6, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

*****

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated November 6, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: November 07, 2008	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated November 6, 2008.